Exhibit 15.1

NOTICE OF CALL

NOTICE OF
ORDINARY
MEETING
OF STOCKHOLDERS

April 29, 2010

Proxy Statement

NOTICE OF CALL

NOTICE OF
ORDINARY
MEETING
OF STOCKHOLDERS

April 29, 2010

Proxy Statement

LUXOTTICA GROUP S.p.A.
Registered Office in Milan (Italy), Via C. Cantù, 2
Paid in Capital Stock Euro 27,877,129.98
Fiscal Code and Companies Register no. 00891030272
List of Business and Administrative Information Milan No. 1348098
Vat No. 10182640150

NOTICE OF CALL
ORDINARY MEETING OF STOCKHOLDERS

          The stockholders of Luxottica Group S.p.A. (the "Company") are hereby convened for an ordinary meeting of stockholders to be held on April 29, 2010, at 11:00 a.m. at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on first call, and on April 30, 2010, at the same time and same place on second call, to consider and vote upon the following:

AGENDA

1.
The approval of the Company's Statutory Financial Statements for the year ended December 31, 2009

2.
The allocation of net income and distribution of dividends

          Pursuant to the By-Laws and in compliance with Article 2370 of the Italian Civil Code, in order to attend the meeting, stockholders must deposit, at least two business days prior to the meeting, the appropriate certification issued by the relevant authorized intermediaries attesting to their right to exercise stockholder rights. The shares for which notice of attendance of the meeting has been given may not be transferred until after the meeting has taken place.

          The Board of Directors report regarding the Agenda and the relevant documentation relating to the items on the Agenda will be filed at the Company's registered office and with Borsa Italiana S.p.A. as provided by Italian law and will be made available to each stockholder upon request. Such documentation will also be available on the Company's website: www.luxottica.com.

          Each holder of shares may be represented at the meeting by written proxy by any other person according to the procedures and time limits set forth by Italian law. A form of proxy is available at the Company's registered office, on the website and from the relevant intermediaries.

          The holders of the Company's American Depositary Shares listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the meeting personally, should contact Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005 (attn. Daniel Belean, Corporate Actions Department, Tel. (+1) 212-250-6612, Fax:

(+1) 212-797-0327), at least 15 days prior to the date of the meeting, in order to be informed about the procedures to attend and to vote at the meeting.

          Pursuant to article 84 of the Consob Rules No. 11971/99, the stockholders are advised that:

  –
  the Company's capital consists of 464,618,833 ordinary shares with nominal value of Euro 0.06 per share;

  –
  each ordinary share is entitled to one vote at the meeting;

  –
  at the time of issuance of this notice, the Company directly holds 3,150,070 of its ordinary shares and, through its subsidiary Arnette Optics Illusions Inc., holds 3,254,962 of its ordinary shares for which, in accordance with Italian law, the right to vote is suspended.

          Pursuant to article 126 bis of Legislative Decree No. 58/98, stockholders who jointly represent at least one fortieth of the capital stock may request, within five days from the publication of this notice, to include additional items on the Agenda, listing in their petition the proposed additional items. Adding items to the meeting agenda is not permitted with regard to matters which, according to Italian Law, the meeting will resolve upon on the basis of a proposal submitted by the Board of Directors or of a project or a plan prepared by them. Any addition to the meeting Agenda shall be published in accordance with the procedures applicable to the publication of this notice.

          Given the share capital structure of the Company as well as our experience from past meetings, it is likely that the ordinary meeting will take place on April 29, 2010.

LUXOTTICA GROUP S.p.A. for the Board of Directors The Chairman Leonardo Del Vecchio

Notice published on an Italian newspaper on March 9, 2010

PROXY STATEMENT

Dear Holder of American Depositary Shares,

          The Board of Directors (the "Board") of Luxottica Group S.p.A. (the "Company") has convened the stockholders for an ordinary meeting, to be held on April 29, 2010 on first call, or, failing the attendance of the required quorum, on April 30, 2010 on second call, in either case at 11:00 a.m., at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. Given the share capital structure of the Company as well as our experience from past meetings, it is likely that the ordinary meeting will take place on April 29, 2010. The agenda of the meeting is to consider and vote upon the following:

  (1)
  approval of the Company's statutory financial statements for the year ended December 31, 2009; and

  (2)
  allocation of net income and the distribution of dividends.

          By this proxy statement and the attached documentation, the Board of the Company wishes to provide you with details of the resolutions which the Board or the chairman of the meeting, as the case may be, will present regarding the above agenda matters, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below, subject to the terms and conditions described in this proxy statement.

          On the matters to be considered at the ordinary meeting, each ordinary share of the Company (an "Ordinary Share") shall be entitled to one vote and all holders of the Ordinary Shares shall vote together as a single class. The quorum required, in person or by proxy, for an ordinary meeting, upon first notice is at least 50 percent of the total number of issued and outstanding Ordinary Shares, while on second call there is no quorum requirement. Resolutions at ordinary meetings may be adopted, in first and second calls, by a simple majority of Ordinary Shares represented at such meeting.

          As of the close of business on March 26, 2010, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 314,403,339 Ordinary Shares, or approximately 67.7% of the outstanding Ordinary Shares. These shares are held through Delfin S.a.r.l. ("DELFIN"), a company established and controlled by Mr. Del Vecchio, who holds the voting power for the shares held by such entity. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions submitted at the meeting.

          Mr. Del Vecchio has advised the Company that he intends to vote:

          FOR the approval of the Company's statutory financial statements as of and for the year ended December 31, 2009.

          FOR the approval of the allocation of net income and the Company's distribution of a gross cash dividend equal to Euro 0.35 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share) payable out of the 2009 net income (after setting aside the amount for the legal reserve) and for the allocation of the remaining amount of the 2009 net income to the extraordinary reserve.

          Set forth below is a description of the matters that will be submitted for approval at the ordinary meeting.

1.  COMPANY'S STATUTORY FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2009

          The holders of Ordinary Shares shall be requested to approve certain statutory financial statements of the Company. Under Italian law, a statement of the Company's assets and liabilities prepared on an unconsolidated basis as of the last day of its most recently completed fiscal year pursuant to certain statutory accounting requirements (the "Statutory Financial Statements") in accordance with the International Financial Reporting Standards principles ("IFRS") must be approved by stockholders at an ordinary meeting of stockholders.

          Pursuant to Italian law, the Statutory Financial Statements must be submitted to the holders of Ordinary Shares for approval. Once approved by the holders of Ordinary Shares, the Statutory Financial Statements must be filed with the Company's Register kept by the Chamber of Commerce in Milan.

          The Company does not believe that its Statutory Financial Statements are as meaningful of a statement of the Company's overall financial condition as that set forth in its consolidated financial statements referred to below. Accordingly, the Statutory Financial Statements are not being distributed to the holders of ADSs and such holders who will not attend the meeting personally are not being asked to direct the vote of their deposited Ordinary Shares with respect to such Statutory Financial Statements. Nevertheless, the holders of ADSs who will attend the meeting personally and, upon fulfillment of the conditions described below are granted the right to vote at the meeting, shall be entitled to cast their vote for the approval of the Statutory Financial Statements. A copy of the Statutory Financial Statements, together with the reports of the Board, the Board of Statutory Auditors and the Company's Independent Registered Public Accounting Firm, as filed at the Company's registered office, shall be available no later than April 14, 2010, and may be obtained without charge by any holder of ADSs. Requests for copies of the Statutory Financial Statements and such reports should be sent to, or requested by telephone from, the Company's registered office, Via C. Cantù 2, 20123 Milan, Italy, Tel. +39 02 8633 4718, Fax. +39 02 8633 4092. Such documentation may be obtained also from the Company's website www.luxottica.com.

          Copies of the Statutory Financial Statements and such reports will also be available at the ordinary meeting.

          The consolidated financial statements reflect the activity of the Company and of the group of companies owned, directly or indirectly, by the Company. The consolidated financial statements as of and for the fiscal year ending December 31, 2009 were prepared in accordance with IFRS and in accordance with United States generally accepted accounting principles ("U.S. GAAP") and in each case were audited by Deloitte & Touche S.p.A., an Independent Registered Public Accounting Firm, as stated in their report thereon (together, the "Consolidated Financial Statements").

          Copies of the Consolidated Financial Statements and the reports thereon will be available at the ordinary meeting. However, no resolution of the stockholders approving the Consolidated Financial Statements is required and, accordingly, the Board will not ask the stockholders to vote thereon.

2.  ALLOCATION OF NET INCOME AND THE DISTRIBUTION OF DIVIDENDS

          The holders of Ordinary Shares shall be requested to approve the proposed allocation of net income, including the proposed dividend distribution payable out of net income (after setting aside the amount for the legal reserve). Italian law provides that the payment of annual dividends is subject to approval of the holders of Ordinary Shares at the ordinary meeting. Under Italian law, before dividends may be paid with respect to the results of any year, an amount equal to 5% of net income of the Company on an unconsolidated basis for such year must be set aside to the Company's legal reserve until the total legal reserve equals at least one-fifth of the nominal value of the Company's issued share capital. The legal reserve requirement is thereafter fulfilled each year when it equals at least one-fifth of the nominal value of the Company's issued share capital for each such year. Amounts so set aside are not available to fund dividends.

          The Board will submit to the holders of Ordinary Shares for their approval, the distribution of dividends in the gross amount of Euro 0.35 per Ordinary Share (each ADS represents one Ordinary Share). Last year, the Company distributed a dividend equal to Euro 0.22 per Ordinary Share.

          Treasury shares held directly by the Company are not entitled to dividends. As of March 31, 2010, the Company directly held 3,224,782 Ordinary Shares.

          If approved, the maximum aggregate amount that could be paid by the Company in connection with this year's dividend, based on the current issued and outstanding share capital of Euro 27,881,944.98, taking into account the amount of treasury shares held by the Company as of March 31, 2010 and assuming that all stock option beneficiaries exercised all their vested options, would be approximately Euro 163 million. The funds available for the payment of the dividends would be paid out of the Company's 2009 net income equal to approximately Euro 320.2 million after setting aside, on the basis of the current share capital, the amount for the legal reserve of approximately Euro 14,411; the definitive amount of the legal reserve to be set aside will be determined on the basis of the issued share capital as of the date of the stockholders meeting.

          The remaining amount of net income, after setting aside the legal reserve and distributing dividends, will be allocated to the extraordinary reserve.

          The Board will propose to set May 27, 2010, as the date for payment of dividends to all holders of Ordinary Shares of record on May 26, 2010, including Deutsche Bank Trust Company Americas as depositary on behalf of the ADS holders.

          Deutsche Bank Trust Company Americas, acting as depositary with respect to the ADSs, has advised the Company that the dividend amount for each ADS holder will be paid commencing on June 3, 2010, to all such holders of record on May 26, 2010. Deutsche Bank Trust Company Americas has advised the Company that after the close of business on May 21, 2010, through and including May 26, 2010, it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. Deutsche Bank Trust Company Americas shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on May 27, 2010. Attached to this Proxy Statement as Annex A you will find a letter from the Company providing information regarding the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having an anti-double taxation treaty with the Republic of Italy, pension funds established in, or companies or entities subject to corporation tax and resident in, states that are members of the European Union or participants in the European Economic Area and are included in the list provided for by Italian Ministerial Decree 4 September 1996 (as amended and supplemented), for the purposes of obtaining reduced/NIL tax on dividends as provided for by the Italian domestic legislation or the applicable tax treaties.

VOTING PROCEDURES

          You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the ordinary stockholders' meeting personally. Should you elect to cast your vote personally at the meeting, you will be required to follow the procedure established by the Company in agreement with Deutsche Bank Trust Company Americas, as depositary. According to such procedures, you are required to provide Deutsche Bank Trust Company Americas not later than 12:00 p.m. (noon) Eastern Time on April 21, 2010, evidence that (i) you will be an ADS holder as of the date of the ordinary meeting and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

          The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval.

Many thanks and best regards,
Luxottica Group S.p.A.

Milan, March 31, 2010

ANNEX A

ATTENTION: IMPORTANT NOTICE CONCERNING
THE TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

March 2010

Dear Holder of American Depositary Shares,

          As noted in the enclosed Proxy Statement, at the ordinary stockholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on April 29, 2010 on first call (or on April 30, 2010 on second call), the Board of Directors of the Company will submit to stockholders a proposal to adopt a resolution for the distribution of dividends. The Board will propose to distribute a cash dividend in the amount of Euro 0.35 per American Depositary Share (each American Depositary Share represents one Ordinary Share), payable out of 2009 net income.

          The Company will pay the dividend to all holders of ADSs of record on May 26, 2010. In order to be a holder of record on May 26, 2010 and thus be entitled to such dividend, you must purchase the ADSs on or before May 21, 2010.

          The dividend will be paid on May 27, 2010, in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the stockholders. For the holders of ADSs, the dividend will be paid to Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement. Deutsche Bank Trust Company Americas anticipates that dividends will be payable to all the ADS holders commencing from and after June 3, 2010, upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate on May 27, 2010.

          The ADSs listed on the New York Stock Exchange will be traded ex-dividend on May 24, 2010.

          Dividends paid to beneficial owners, who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected, are generally subject to a 27 percent substitute tax rate. Accordingly, the amount of the dividend paid to Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such Italian substitute tax.

          All owners of ADSs will be given the opportunity to submit to Deutsche Bank Trust Company Americas, in accordance with the procedure set forth by it, the documentation attesting to (i) their residence for tax purposes in Italy or in countries which have entered into anti-double taxation treaties with the Republic of Italy pursuant to which reduced/NIL tax rates may become directly applicable; (ii) their status as companies or entities subject to corporation tax and resident in a country that is an European Union Member State (the "EU") or participants in the European Economic Area (the "EEA") and are included in the list provided for by Italian Ministerial Decree 4 September 1996 (as amended and supplemented) (the "Decree"), and as such entitled to a reduced tax rate of 1.375% on distributions of profits for the tax years ending after December 31, 2007; or (iii) their status as pension funds established in an EU or an EEA country and included in the list provided for by the Decree and as such entitled to a reduced tax rate of 11% on profits distributed on or after July 29, 2009. Non-Italian resident registered ADS holders, holding shares directly with Deutsche Bank Trust Company Americas, will receive instructions on how to obtain their tax treaty benefits, or the reduced tax rate provided to certain non-Italian residents by the Italian domestic law, by mail. If you would like further information you may contact Deutsche Bank Trust Company Americas c/o Globe Tax Services at 1-800-876-0959 or 1-212-747-9100. Beneficial ADS holders (outside of Italy) who are holding through a Bank or Broker should contact the Bank or Broker directly so that they may assist you in obtaining the documentation needed to apply for a reduced/NIL tax rate.

          As soon as the required documentation is delivered by Deutsche Bank Trust Company Americas to Deutsche Bank S.p.A., such bank shall endeavor to effect repayment of the entire 27% withheld or the balance between the 27% withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may in certain cases be reduced to 15%. Therefore, U.S. resident ADS holders entitled to the 15% rate provided by the currently applicable Italy-United States treaty have the opportunity to be repaid a further 12% of the gross dividend, which is the difference between the 27% withheld at the time of payment of the dividend and the 15% substitute tax provided for by the Italy-U.S. tax treaty.

          The Company recommends to all ADS holders who are interested in taking advantage of such an opportunity that they request more detailed information regarding the exact procedure to be followed from Deutsche Bank Trust Company Americas (ADR Department, Tel. +1-800-876-0959; Fax. +1-866-888-1120, attn. Gina Seroda) or directly from the Company's headquarters in Italy (Investor Relations Department, Tel. +39-02-8633-4718; Fax. +39-02-8633-4092). Such information is also available on the Company's website www.luxottica.com.

          ADS Holders who are Italian residents should refer to forms A to G, which can be downloaded from the Company's website (www.luxottica.com). For further information please contact the local Italian Tax Agent bank, Deutsche Bank S.p.A. (sede di Piazza del Calendario, 3 - 20126 Milano Mr. Michele Vitulli, Tel. +39-02-4024-3938 michele.vitulli@db.com or Mr. Roberto Auri, Tel. +39-02-4024-3406 roberto.auri@db.com or Mrs. Daniela Galeazzi, Tel. +39-02-4024-5350, daniela.galeazzi@db.com or Ms. Elena Geruntino, Tel. +39-02-4024-2627, elena.geruntino@db.com).

          Please note that in order for non-Italian resident ADS holders to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before May 27, 2010 (the dividend payment date in Euro) and Deutsche Bank Trust Company Americas or Deutsche Bank S.p.A. should receive the certification on or before September 20, 2010, for Deutsche Bank Trust Company Americas and on or before September 29, 2010, for Deutsche Bank S.p.A.

          ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authority, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authority to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily takes years before the reimbursement is actually made. Therefore, the above-mentioned procedure for direct application of reduced withholding rate was established by the Company in the best interest of its stockholders.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

ANNEX B

Form for BENEFICIAL OWNERS

IMPORTANT NOTICE

ORDINARY STOCKHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON APRIL 29, 2010 ON FIRST CALL,
ON APRIL 30, 2010 ON SECOND CALL
HOW TO ATTEND

Dear Beneficial Holder of American Depositary Shares,

          As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary stockholders' meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on April 29, 2010 on first call, or, failing the attendance of the required quorum, on April 30, 2010 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11:00 a.m.

          The beneficial owners of American Depositary Shares ("ADSs") of the Company ("Beneficial Owners") are entitled either to:

          A. instruct Deutsche Bank Trust Company Americas, as depositary of the ordinary shares of the Company (the "Ordinary Shares"), regarding the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective ADSs by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

          B. attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the ADSs held by them.

          By this letter, the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

          Pursuant to Italian law governing the Meeting, merely holding ADSs does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

          In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the Beneficial Owners with the requirements set forth below.

          All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than April 21, 2010 at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all of the Beneficial Owners of ADSs of record on March 22, 2010.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the ADSs on behalf of the Beneficial Owners.

          Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the bank or broker that has issued the certification referred to in section 2 above to be a holder of record on March 22, 2010, for the number of ADSs referred to in the certification. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

          If the voting rights pertaining to the ADSs held by any Beneficial Owner have been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

          Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX B

Form of Certification for BENEFICIAL OWNERS

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention: Daniel Belean	Date: April , 2010

Dear Sirs,

          The undersigned                          , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                                                   (name of beneficial owner of American Depositary Shares) is the beneficial owner of [no.]                          American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including April 29, 2010, or failing attendance of the required quorum, up to and including April 30, 2010. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the ordinary stockholders' meeting of Luxottica Group S.p.A., which will be held on April 29, 2010 on first call, or, failing the attendance of the required quorum, on April 30, 2010 on second call.

Kind regards,

ANNEX C

Form for REGISTERED HOLDERS

IMPORTANT NOTICE

ORDINARY STOCKHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON APRIL 29, 2010 ON FIRST CALL OR
ON APRIL 30, 2010 ON SECOND CALL
HOW TO ATTEND

Dear Registered Holder of American Depositary Shares,

          As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on April 29, 2010 on first call, or, failing the attendance of the required quorum, on April 30, 2010 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11:00 a.m.

          The registered holders of American Depositary Shares ("ADSs") of the Company ("ADS Holders") are entitled either to:

          A. instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective ADSs by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

          B. attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the ADSs held by them.

          By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Registered Holders who wish to attend the Meeting and cast their vote personally.

          Pursuant to Italian law governing the Meeting, merely holding ADSs does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

          In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the ADS Holders with the requirements set forth below.

          All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than April 21, 2010, at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all of ADS Holders of record on March 22, 2010.

2.
A notice in the form of Schedule 1 hereto.

          Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the ADS Holder being a registered holder of record of American Depositary Shares on March 22, 2010. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

          If the voting rights pertaining to the ADSs held by any ADS Holder have been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

          Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX C

Form of Certification for REGISTERED HOLDERS

Deutsche Bank Trust Company Americas 60 Wall Street, New York, New York 10005 Attention: Daniel Belean Date: April , 2010

Dear Sirs,

          The undersigned                          , in its capacity as registered holder of [no.]                           American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to Deutsche Bank Trust Company Americas that the undersigned wishes to attend personally the stockholders' meeting of Luxottica Group S.p.A. to be held on April 29, 2010 or failing attendance of the required quorum, on April 30, 2010 (the "Meeting").

          The undersigned further certifies that it will continue to be a registered holder of the ADSs up to and including April 29, 2010 or failing attendance of the required quorum, on April 30, 2010.

          You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                           on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

Luxottica Headquarters and Registered Office•Via C. Cantù, 2, 20123 Milan, Italy - Tel. + 39.02.863341 - Fax + 39.02.86996550

Deutsche Bank Trust Company Americas (ADR Depositary Bank)•60 Wall Street, New York, NY 10005 USA
Tel. + 1.212.250.9100 - Fax + 1.212.797.0327

LUXOTTICA SRL
AGORDO, BELLUNO - ITALY

 LUXOTTICA BELGIUM NV
BERCHEM - BELGIUM

 LUXOTTICA FASHION BRILLEN VERTRIEBS GMBH
HAAR - GERMANY

 LUXOTTICA FRANCE SAS
VALBONNE - FRANCE

 LUXOTTICA GOZLUK ENDUSTRI VE TICARET AS
CIGLI - IZMIR - TURKEY

 LUXOTTICA HELLAS AE
PALLINI - GREECE

 LUXOTTICA IBERICA SA
BARCELONA - SPAIN

 LUXOTTICA NEDERLAND BV
HEEMSTEDE - HOLLAND

 LUXOTTICA OPTICS LTD
TEL AVIV - ISRAEL

 LUXOTTICA POLAND SP ZOO
KRAKÓW - POLAND

 LUXOTTICA PORTUGAL - COMERCIO DE OPTICA SA
LISBOA - PORTUGAL

 LUXOTTICA (SWITZERLAND) AG
URTENEN, SCHÖNBÜHL - SWITZERLAND

 LUXOTTICA CENTRAL EUROPE KFT
BUDAPEST - HUNGARY

 LUXOTTICA SOUTH EASTERN EUROPE LTD
NOVIGRAD - CROATIA

 SUNGLASS HUT (UK) LIMITED
LONDON - UK

 OAKLEY ICON LIMITED
DUBLIN - IRELAND
LUXOTTICA ExTrA LIMITED
DUBLIN - IRELAND

 LUXOTTICA TRADING AND FINANCE LIMITED
DUBLIN - IRELAND

 LUXOTTICA NORDIC AB
STOCKHOLM - SWEDEN

 LUXOTTICA U.K. LTD
LONDON - UNITED KINGDOM

 LUXOTTICA VERTRIEBSGESELLSCHAFT MBH
KLOSTERNEUBURG - AUSTRIA

 LUXOTTICA U.S. HOLDINGS CORP.
PORT WASHINGTON - NEW YORK (USA)

 AVANT-GARDE OPTICS, LLC
PORT WASHINGTON - NEW YORK (USA)

 LUXOTTICA CANADA INC
TORONTO - ONTARIO (CANADA)

 LUXOTTICA NORTH AMERICA DISTRIBUTION LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL NORTH AMERICA INC.
MASON - OHIO (USA)

 SUNGLASS HUT TRADING, LLC
MASON - OHIO (USA)

 EYEMED VISION CARE LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL CANADA INC.
TORONTO - ONTARIO (CANADA)

 OAKLEY, INC.
FOOTHILL RANCH - CALIFORNIA (USA)

 LUXOTTICA MEXICO SA DE CV
MEXICO CITY - MEXICO

 LUXOTTICA (CHINA) INVESTMENT CO. LTD.
SHANGHAI - CHINA
LUXOTTICA ARGENTINA SRL
BUENOS AIRES - ARGENTINA

 LUXOTTICA DO BRASIL LTDA
SÃO PAULO - BRASIL

 LUXOTTICA AUSTRALIA PTY LTD
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 OPSM GROUP PTY LIMITED
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 LUXOTTICA MIDDLE EAST FZE
DUBAI - DUBAI

 MIRARI JAPAN CO LTD
TOKYO - JAPAN

 LUXOTTICA SOUTH AFRICA PTY LTD
JOHANNESBURG - SOUTH AFRICA

 RAYBAN SUN OPTICS INDIA LTD
BHIWADI - INDIA

 SPV ZETA OPTICAL COMMERCIAL AND TRADING (SHANGHAI) CO., LTD
SHANGHAI - CHINA

 LUXOTTICA TRISTAR (DONGGUAN) OPTICAL CO
DONG GUAN CITY, GUANGDONG - CHINA

 GUANGZHOU MING LONG OPTICAL TECHNOLOGY CO. LTD
GUANGZHOU CITY - CHINA

 SPV ZETA OPTICAL TRADING (BEIJING) CO. LTD
BEIJING - CHINA

 LUXOTTICA KOREA LTD
SEOUL - KOREA

 LUXOTTICA SOUTH PACIFIC HOLDINGS PTY LTD
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

www.luxottica.com